Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 2010, relating to the financial statements and financial statement schedules of Dice Holdings, Inc. and the effectiveness of Dice Holding Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dice Holdings, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche

Des Moines, Iowa
January 21, 2011